Exhibit 8.2

K. M. LAI & LI SOLICITORS & NOTARIES

HONG KONG HEAD OFFICE :

24th Floor, Regent Centre,

No.88 Queen’s Road Central,

Hong Kong.

Tels : +852 2526 5261 (4 Lines), 2526 0531

Fax : +852 2868 0186

Email : kmlaili@kmlaili.com

DX Number : DX-009038 CENTRAL 1

香港總行：

香港皇后大道中88號勵精中心24樓

電              話 : +852 2526 5261 (4線)

    2526 0531

圖  文  傳  真  : +852 2868 0186

電  子  郵  箱  : kmlaili@kmlaili.com

DX會員編號  : DX-009038 CENTRAL 1

黎錦文 李孟華 律師事務所
PARTNERS : David K. M. Lai «# ^ 黎錦文律師 John M. M. Leung ^ # 梁萬民律師 Bonnie S. M. Lok 駱詩敏律師 ASSISTANT SOLICITORS : Fan Kwan Wah 樊君華律師 Rina F. W. Tang 鄧鳳和律師 Rosaline P. H. Ma ^ 馬碧霞律師	CONSULTANTS : Corina K. M. Ma 馬潔雯律師 Paul M. W. Li «# ^ 李孟華律師 Peter S. L. Ma # ^ ※ 馬兆林律師 Ivy Y. S. Cheng ^ 鄭綺珊律師 Jamie L. Y. Yan ※ ^ 殷麗瑜律師 Herman T. F. Chan 陳東輝律師 Desmond T.M.Cheung # 張德民律師
«Notary Public 國際公證人 # China Appointed Attesting Officer 中國委托公証人 ^ Civil Celebrant of Marriages 婚姻監禮人 ※ Accredited Mediator 認可調解員		In association with Cheung Yan & Associates 與張殷律師事務所聯營

YOUR REF :

OUR REF :	JL/18/67065/2024	DATE :	23 April 2024

Powell Max Limited
22/F., Euro Trade Centre,
13-14 Connaught Road Central,
Hong Kong

Dear Sirs,

Re: Legal Opinion in relation to Powell Max Limited as to Hong Kong law

We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

We were engaged (the “Engagement”) as Hong Kong counsel to Powell Max Limited (the “Company”), a company incorporated under the laws of the British Virgin Islands, and its subsidiary established in Hong Kong in connection with (a) the proposed initial public offering (the “Offering”) of certain number of ordinary shares, par value of US$0.0001 per share (the “Ordinary Shares”), of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering; and (b) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market.

A.	Assumptions

In rendering this opinion, we have assumed without any independent investigation and verification that (the “Assumptions”):-

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents submitted to us in relation to the Engagement (the “Documents”) as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

YUEN LONG OFFICE : 6/F., O.T.B. Yuen Long Building, Nos.95-97 Castle Peak Road, Yuen Long, New Territories. Tels : +852 2477 4271 (4 Lines) Fax : +852 2478 2242 DX Number : DX-980002 YUEN LONG 1	元朗分行： 新界元朗青山道95-97號 海外信託銀行元朗大廈6樓 電 話 : +852 2477 4271 (4線) 圖 文 傳 真 : +852 2478 2242 DX會員編號 : DX-980002 YUEN LONG 1	TAI PO OFFICE : Flat A, 1/F., Mei Tak Building, No.33 Kwong Fuk Road, Tai Po, New Territories. Tels : +852 2657 2255 (4 Lines) Fax : +852 2651 4986	大埔分行： 新界大埔廣福道33號 美德大廈1字樓A座 電 話 : +852 2657 2255 (4線) 圖文傳真 : +852 2651 4986

K. M. LAI & LI SOLICITORS & NOTARIES 黎錦文 李孟華 律師事務所	PAGE: 2

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct;

(iii)	the Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this opinion;

(iv)	that there are no documents or agreements by or among any of the parties to the Documents, other than those referenced in this opinion, that could affect the opinion expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the Documents reviewed by us in connection with this opinion;

(v)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(vi)	all requested Documents have been provided to us and all factual statements made to us in connection with this opinion are true, correct and complete.

B.	Opinion

Subject to the Assumptions and the Qualifications and limitations set forth therein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this opinion as we consider relevant, we are of the opinion that:-

(i)	the description of Hong Kong laws and legal matters set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Regulations,” “Enforceability of Civil Liabilities,” and “Legal Matters,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (save for the financial statements and its related schedules and the financial data contained therein to which we express no opinion), insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

K. M. LAI & LI SOLICITORS & NOTARIES 黎錦文 李孟華 律師事務所	PAGE: 3

(ii)	the statements set forth in the Registration Statement under the caption “Material Income Tax Considerations” are true and accurate in all material aspects and that such statements constitute our opinions insofar as the same relates to the laws of Hong Kong.

C.	Qualifications

Our opinion expressed above is subject to the following qualifications (“Qualifications”):-

(i)	our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Without prejudice to the generality of the preceding sentences, our opinion is not intended to constitute, nor should it be construed as, advice regarding the securities laws or any other laws of the United States or any State thereof and we express no opinion as to the jurisdiction of any court of the United States or any State thereof;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. Our opinion is given on the basis that we have no obligation to notify any addressee of this opinion of any change in Hong Kong laws or its application after the date of this opinion;

(iii)	this opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights;

(iv)	this opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(v)	this opinion is issued based on our understanding of the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

K. M. LAI & LI SOLICITORS & NOTARIES 黎錦文 李孟華 律師事務所	PAGE: 4

(vi)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(vii)	this opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed and read as a whole, and no part of the opinion herein shall be extracted and referred to independently;

(viii)	as used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation or verification to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion; and

(ix)	we express no opinion as to matters of fact.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to this firm in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Material Income Tax Consideration,” and “Legal Matters.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ K.M. Lai & Li
K.M. Lai & Li